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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF 3TEC ENERGY CORPORATION

      Name of Subsidiary          Jurisdiction of Incorporation or Organization
      ------------------          ---------------------------------------------
      Enex Resources Corporation  Delaware
      3TEC/CRI Corporation        Delaware
      (formerly Classic
       Resources Inc.)